UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 6, 2019

Allakos Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38582	45-4798831
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

975 Island Drive, Suite 201

Redwood City, California 94065

(Address of principal executive offices, including zip code)

(650) 597-5002

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001	ALLK	The Nasdaq Global Select Market

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 6, 2019, Allakos Inc. (the “Company”) held its 2019 Annual Meeting of Stockholders (“2019 Annual Meeting”).  At the 2019 Annual Meeting, the Company’s stockholders voted on two proposals, each of which is described in more detail in the Company’s proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 30, 2019. There were 43,123,773 shares of the Company’s common stock outstanding as of April 25, 2019, the record date for the determination of the stockholders entitled to notice of, and to vote at, the 2019 Annual Meeting. A total of 41,695,552 shares were present in person or by proxy at the 2019 Annual Meeting, representing 96.68% of the outstanding common stock entitled to vote. The voting results are presented below.

Proposal 1: Election of Directors

The Company’s stockholders elected each of the following nominees to serve as a Class I director of the Company for a three-year term expiring at the Company’s 2022 Annual Meeting of Stockholders, or until such director’s successor is duly elected and qualified, or until his earlier death, resignation, disqualification or removal.

Nominees	For	Withheld	Broker Non-Votes
Robert Alexander, Ph.D.	36,089,919	3,466,737	2,138,896
Steven P. James	34,589,271	4,967,385	2,138,896

Proposal 2:  Ratification of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

For	Against	Abstain	Broker Non-Votes
41,689,945	3,612	1,995	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allakos Inc.

Date: June 10, 2019	By:	/s/ Robert Alexander
Robert Alexander
President and Chief Executive Officer